EXHIBIT 99.1

Ranger Energy Services, Inc. Announces Q3 2019 Results
HOUSTON, TX--(October 24, 2019) - Ranger Energy Services, Inc. (NYSE: RNGR) (“Ranger” or the “Company”) announced today its results for its fiscal quarter ended September 30, 2019.

–	Cash flows from operations of $22 million generated during Q3 2019

–	Net debt reduced $17 million

–	Wireline utilization return to peak, historic levels

Consolidated Q3 2019 Financial Highlights
Revenues decreased slightly to $84.1 million, from $84.3 million in Q2. Sequential growth in Wireline and Processing Solutions revenue was offset by Other Service declines.
Net income decreased $2.7 million, to a loss of $0.9 million from income of $1.8 million in Q2. The decline in net income was impacted by the combination of cost of service and depreciation expense increases, several non-recurring expenses and a non-cash income tax provision.
Adjusted EBITDA1 decreased 6% to $12.2 million, from $13.0 million in Q2. The Adjusted EBITDA decrease was driven by increased cost of services.
CEO Comments
“Our 2019 focus on cash flow generation, and debt pay down, significantly materialized this quarter. With our balance sheet already lightly levered, this quarter's deleveraging efforts further solidifies our position of strength amidst a challenged oilfield services market.
On the operational front, as expected, Q3 saw our Wireline business return to full utilization continuing its track record of strong performance. Our High Spec Rig segment experienced a modest increase in utilization, though offset by a pricing decrease. Overall results for High Spec Rigs were negatively impacted by one-time costs associated with a second global integrated customer rig contract award. This new award resulted in rig preparation and deployment expenditures at the end of Q3, expenses we expect to pay dividends in the coming quarters.
Select smaller service line results within our Other Services segment did not meet our expectation. Here, we were negatively impacted by one specific underperforming service line which was fully restructured during the quarter.
And finally, our Processing Solutions segment delivered a solid performance, producing their best quarter of 2019. Here, increased revenue and EBITDA on incremental gas cooler deployments, higher Mechanical

1 “Adjusted EBITDA” is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). A Non-GAAP supporting schedule is included with the statements and schedules attached to this press release and can also be found on the Company's website at: www.rangerenergy.com.

Refrigeration Units (“MRU”) pricing and increased mobilization/demobilization revenue were partially offset by lower MRU utilization.
In spite of a challenging market, we remain optimistic about the near-term opportunities to improve our current businesses. For example, we continue to be pleased with our ongoing customer high-grading efforts in High Spec Rigs. We are now seeing signs of market share gains as customers actively switch from incumbent service providers in order to align with Ranger's newer, better-funded rig fleet.
Our new High Spec Rig contract award similar to our announcement earlier this year, is another multi-year, multi-rig contractual relationship with a best-in-class global integrated customer. We expect our growing market share with this and our previously announced integrated E&P client to be fully reflected in our results as we finish out 2019 and move into the next year. We believe the investment we are making to enhance our systems and processes, allowing us to service an increasingly high-graded customer base, will pay material dividends going forward.
With the return of our Wireline business back to peak Q1 2019 stage count levels, we remain well-positioned in the Permian completions market. While rates in this segment are seeing some ongoing downward pressure, lower labor and material costs continue to offset the rate pressure.
Our remaining smaller service lines within our Completion and Other Services segment will benefit from the structural changes made during Q3, while retaining the opportunity to integrate certain assets with our High Spec Rigs on select contract opportunities. While our Processing Solutions segment delivered solid Q3 results, we have the opportunity to deploy additional MRUs to complement our current high gas cooler utilization.
In regards to capital spending, our Q3 asset additions were largely related to smaller, additional assets to be paired with our new integrated customer contracts. As demonstrated in the third quarter, we continue to plan for minimal capital spend over the near-term.
On the strategic front, Ranger has positioned itself to participate in consolidation efforts. Our young purpose-built fleet, efficient operations, low leverage and strong cash flow place us in a unique position amongst our peers. Regardless of the outcome of a number of potential strategic options, we continue to believe our performance, market position and strategic direction will benefit our shareholders.”
Business Segment Financial Results
High Specification Rigs
High Specification Rigs segment revenue decreased 2%, or $0.6 million, to $32.5 million in Q3 from $33.1 million in Q2 2019. The decrease was driven by a reduction in hourly rig rates, which decreased by 2%, or $11, to $519 from $530 in Q2. Total rig hours increased slightly to approximately 62,400 hours in Q3 from 62,200 in Q2.
Operating loss increased by $1.7 million to a loss of $2.1 million in Q3 from a loss of $0.4 million in Q2. Adjusted EBITDA decreased 25%, or $1.1 million, to $3.3 million in Q3 from $4.4 million in Q2. The reduction in Adjusted EBITDA was attributable to the decrease in revenue along with an increase in cost of services while the operating loss decline was further impacted by an increased depreciation expense.
Completion and Other Services

Completion and Other Services segment revenue decreased 2%, or $1.0 million, to $45.3 million in Q3 from $46.3 million in Q2 2019. The reduction in revenue for the quarter was the net impact of an increase in our Wireline revenue which was more than offset by declines in other, non-Wireline services within the segment.
Operating income decreased $0.6 million to $7.8 million in Q3 from $8.4 million in Q2. Adjusted EBITDA decreased 5%, or $0.6 million, to $10.7 million in Q3 from $11.3 million in Q2. The decrease in operating income and Adjusted EBITDA was driven by the segment's overall revenue decline.
Processing Solutions
Processing Solutions revenue increased 29% or $1.4 million, to $6.3 million in Q3 from $4.9 million in Q2 2019.
Operating income increased $0.4 million to $2.9 million in Q3 from $2.5 million in Q2. Adjusted EBITDA increased 17%, or $0.5 million, to $3.5 million in Q3 from $3.0 million in Q2. The increase in operating income and Adjusted EBITDA is attributable to an increase in mobilization/demobilization and gas cooler revenue, partially offset by an increase in cost of services.
Liquidity
We ended the quarter with $25.2 million of liquidity, consisting of $17.2 million of capacity available on our revolving credit facility and $8.0 million of cash.
The Q3 cash ending balance of $8.0 million compares to $1.7 million at the end of Q2 2019. We had an outstanding draw on our revolving credit facility of $18.0 million, leaving $17.2 million of capacity on a quarter end borrowing base of $35.2 million.
Working Capital
Our use of working capital has returned to year end 2018 levels. This is in contrast to Q2 2019 quarter ending year to date increase of $11.5 million which reflected two isolated receivable issues and an elevated level of Wireline inventory. These issues have now been largely addressed.
Capital Expenditures
Capital expenditures recorded during the quarter were $3.7 million. High Specification Rigs segment incurred $2.3 million of capital expenditures on ancillary equipment related to our new and existing integrated customer contracts. Processing Solutions segment incurred $1.2 million of capital expenditures for the completion of 15 contracted gas coolers. Maintenance capital expense for the quarter was $0.2 million.
Also, across all segments, $1.2 million of leased vehicles were added during the quarter.
Conference Call
The Company will host a conference call to discuss its Q3 2019 results on October 25, 2019 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To join the conference call from within the United States, participants may dial 1-833-255-2829. To join the conference call from outside of the United States, participants may dial 1-412-902-6710. When instructed, please ask the operator to join the Ranger Energy Services, Inc. call. Participants are encouraged to login to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, http://www.rangerenergy.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing 1-877-344-7529 within the United States or 1-412-317-0088 outside of the United States. The conference call replay access code is 10135191. The replay will also be available in the Investor Resources section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.
About Ranger Energy Services, Inc.
Ranger is an independent provider of well service rigs and associated services in the United States, with a focus on unconventional horizontal well completion and production operations. Ranger also provides Completion and Other Services, which provides services necessary to bring and maintain a well on production. The Processing Solutions segment engages in the rental, installation, commissioning, start‑up, operation and maintenance of MRUs, Natural Gas Liquid stabilizer and storage units and related equipment.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements represent Ranger’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ranger’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ranger does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ranger to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our filings with the Securities and Exchange Commission. The risk factors and other factors noted in Ranger’s filings with the SEC could cause its actual results to differ materially from those contained in any forward-looking statement.
Company Contact:
J. Brandon Blossman
Chief Financial Officer
(713) 935-8900
Brandon.Blossman@rangerenergy.com

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share amounts)

	Three Months Ended
	September 30, 2019	June 30, 2019
Revenues
High specification rigs	$32.5	$33.1
Completion and other services	45.3	46.3
Processing solutions	6.3	4.9
Total revenues	84.1	84.3

Operating expenses
Cost of services (exclusive of depreciation and amortization):
High specification rigs	29.3	28.7
Completion and other services	34.6	35.0
Processing solutions	2.8	1.9
Total cost of services	66.7	65.6
General and administrative	6.7	6.3
Depreciation and amortization	9.1	8.4
Total operating expenses	82.5	80.3

Operating income	1.6	4.0

Other expenses
Interest expense, net	1.4	1.9
Total other expenses	1.4	1.9

Income before income tax expense	0.2	2.1
Tax expense	1.1	0.3
Net income (loss)	(0.9)	1.8
Less: Net income (loss) attributable to non-controlling interests	(0.4)	0.8
Net income (loss) attributable to Ranger Energy Services, Inc.	$(0.5)	$1.0

Earnings (loss) per common share
Basic	$(0.06)	$0.12
Diluted	$(0.06)	$0.11
Weighted average common shares outstanding
Basic	8,769,389	8,514,495
Diluted	8,769,389	9,491,684

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)

	September 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$8.0	$2.6
Accounts receivable, net	48.9	45.4
Contract assets	4.2	3.1
Inventory	2.5	4.9
Prepaid expenses	4.9	5.1
Total current assets	68.5	61.1

Property and equipment, net	222.8	229.8
Intangible assets, net	9.5	10.0
Operating lease right-of-use assets	6.9	—
Other assets	0.7	1.6
Total assets	$308.4	$302.5

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	9.5	17.2
Accrued expenses	25.8	18.5
Finance lease obligations, current portion	5.1	4.4
Long-term debt, current portion	15.8	15.8
Other current liabilities	2.7	3.0
Total current liabilities	58.9	58.9

Operating lease right-of-use obligations	4.8	—
Finance lease obligations	4.5	6.6
Long-term debt, net	37.0	44.7
Other long-term liabilities	0.7	0.3
Total liabilities	$105.9	$110.5

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.01 per share; 50,000,000 shares authorized; no shares issued or outstanding as of September 30, 2019 and December 31, 2018	$—	$—
Class A Common Stock, $0.01 par value, 100,000,000 shares authorized; 8,781,528 shares outstanding and 8,829,002 shares issued as of September 30, 2019; and 8,448,527 shares issued and outstanding as of December 31, 2018	0.1	0.1
Class B Common Stock, $0.01 par value, 100,000,000 shares authorized; 6,866,154 shares issued and outstanding as of September 30, 2019 and December 31, 2018	0.1	0.1
Less: Class A Common Stock held in treasury, at cost (47,474 shares)	(0.3)	—
Accumulated deficit	(7.4)	(9.9)
Additional paid-in capital	121.5	111.6
Total stockholders' equity	114.0	101.9
Non-controlling interest	88.5	90.1
Total stockholders' equity	202.5	192.0
Total liabilities and stockholders' equity	$308.4	$302.5

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)

Nine Months Ended
September 30, 2019
Cash Flows from Operating Activities
Net income	$4.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25.9
Equity based compensation	2.4
Other costs, net	1.8
Changes in operating assets and liabilities, net of effect of acquisitions
Accounts receivable	(3.5)
Contract assets	(1.1)
Inventory	2.4
Prepaid expenses	0.2
Other assets	0.9
Accounts payable	(6.0)
Accrued expenses	8.0
Other long-term liabilities	0.8
Net cash provided by operating activities	36.3

Cash Flows from Investing Activities
Purchase of property and equipment	(19.6)
Proceeds from disposal of property and equipment	0.6
Net cash used in investing activities	(19.0)

Cash Flows from Financing Activities
Borrowings under line of credit facility	25.5
Principal payments on line of credit facility	(26.0)
Principal payments on Encina Master Financing Agreement	(7.3)
Principal payments on financing lease obligations	(3.5)
Repurchase of Class A Common Stock	(0.3)
Shares withheld on equity transactions	(0.3)
Net cash used in financing activities	(11.9)

Increase in Cash and Cash equivalents	5.4
Cash and Cash Equivalents, Beginning of Period	2.6
Cash and Cash Equivalents, End of Period	$8.0

Supplemental Cash Flows Information
Interest paid	$3.5
Supplemental Disclosure of Non-cash Investing and Financing Activity
Non-cash capital expenditures	$(2.3)
Non-cash additions to fixed assets through financing leases	$(2.0)
Initial non-cash operating lease right of use assets additions	$(8.3)
Issuance of Class A Common Stock to related party	$3.0

RANGER ENERGY SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

Adjusted EBITDA is not a financial measure determined in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, net, income tax provision (benefit), depreciation and amortization, equity‑based compensation, acquisition‑related and severance costs, impairment of goodwill, gain or loss on sale of assets and certain other items that we do not view as indicative of our ongoing performance.
We believe Adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income or loss in arriving at Adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income or loss determined in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from Adjusted EBITDA. Our computations of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. The following table presents reconciliations of net income (loss) to Adjusted EBITDA, our most directly comparable financial measure calculated and presented in accordance with GAAP.
The following table is a reconciliation of net income to Adjusted EBITDA for the three months ended September 30, 2019 and June 30, 2019, in millions:

	Three Months Ended September 30, 2019
	High Specification Rigs	Completion and Other Services	Processing Solutions	Other	Total
	(in millions)
Net income (loss)	$(2.1)	$7.8	$2.9	$(9.5)	$(0.9)
Interest expense	—	—	—	1.4	1.4
Tax expense	—	—	—	1.1	1.1
Depreciation and amortization	5.3	2.9	0.6	0.3	9.1
EBITDA	3.2	10.7	3.5	(6.7)	10.7

Equity based compensation	—	—	—	0.9	0.9
IPO, acquisition and severance costs	0.1	—	—	—	0.1
(Gain) loss on disposal of property and equipment	—	—	—	0.5	0.5
Adjusted EBITDA	$3.3	$10.7	$3.5	$(5.3)	$12.2

	Three Months Ended June 30, 2019
	High Specification Rigs	Completion and Other Services	Processing Solutions	Other	Total
	(in millions)
Net income (loss)	$(0.4)	$8.4	$2.5	$(8.7)	$1.8
Interest expense	—	—	—	1.7	1.7
Tax expense	—	—	—	0.3	0.3
Depreciation and amortization	4.8	2.9	0.5	0.2	8.4
EBITDA	4.4	11.3	3.0	(6.5)	12.2

Equity based compensation	—	—	—	0.9	0.9
IPO, acquisition and severance costs	—	—	—	—	—
(Gain) loss on disposal of property and equipment	—	—	—	(0.1)	(0.1)
Adjusted EBITDA	$4.4	$11.3	$3.0	$(5.7)	$13.0